February 27, 1998




Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn:   Filing Desk

Re:  Carnival Corporation
     Definitive Proxy Statement
     File No. 1-9610

Ladies and Gentlemen:

     Enclosed for electronic filing on behalf of Carnival Corporation (the "Company") pursuant to Rule 14a-6(b) promulgated pursuant to the Securities Exchange Act of 1934 is the Company's definitive proxy statement and form of proxy card. The general mailing of the Company's proxy materials will occur on approximately March 2, 1998. Pursuant to Rule 14a-6(i), no fee is required to be paid in connection with the filing of the proxy solicitation materials.

                                        Sincerely,

                                        CARNIVAL CORPORATION


                                        /s/ DOREEN S. FURNARI

                                        Doreen S. Furnari
                                        Assistant General Counsel

Enclosure
                             SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement   / /  Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              CARNIVAL CORPORATION
               (Name of Registrant as Specified In Its Charter)

               ________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         __________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         __________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

         __________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         __________________________________________________________________

     5)  Total fee paid:

         __________________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

          _________________________________________________________________

     2)  Form, Schedule or Registration Statement No.:

          _________________________________________________________________

     3)  Filing Party:

          _________________________________________________________________

     4)  Date Filed:

          _________________________________________________________________
                                    [LOGO]

                            3655 N.W. 87th Avenue
                          Miami, Florida  33178-2428
                             ____________________

                    Notice of Annual Meeting of Shareholders
                           To Be Held April 13, 1998
                              __________________

To the Shareholders of CARNIVAL CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Carnival Corporation (the "Company") will be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida at 11 A.M. on April 13, 1998. Shareholders who desire to attend the Annual Meeting should mark the appropriate box on the enclosed proxy card. Persons who do not indicate attendance at the Annual Meeting on the proxy card will be required to present acceptable proof of stock ownership for admission to the meeting.

     The Annual Meeting will be held for the following purposes:

     1. To elect fifteen directors to serve until the next annual meeting and until their successors have been duly elected and qualified;

     2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to eliminate the Class B Common Stock and designate a single class of Common Stock;

     3. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock;

     4. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to authorize Preferred Stock and grant to the Board of Directors authority to designate the terms of each series of Preferred Stock;

     5. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to make certain procedural changes recently permitted under Panamanian law;

     6. To ratify the selection of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending November 30, 1998; and

     7. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 16, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly fill in, sign and return the enclosed proxy card.

                                        By Order of the Board of Directors

                                        /s/ Arnaldo Perez

                                        ARNALDO PEREZ
                                        General Counsel and Secretary

March 2, 1998

                                    [LOGO]

                             3655 N.W. 87th Avenue
                          Miami, Florida  33178-2428

                                _______________

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 13, 1998

                                _______________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carnival Corporation (the "Company") from holders of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock" or "Common Stock"), for use at the Annual Meeting of Shareholders to be held on April 13, 1998, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and described in detail herein. The first mailing of the proxy material to the holders of Common Stock is expected to be made on March 2, 1998.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of the fifteen directors named elsewhere in this Proxy Statement and in favor of each other proposal set forth in the Notice of Annual Meeting. Abstentions and "non-votes" are counted as present in determining the existence of a quorum. Abstentions and "non-votes" will not have the effect of votes in opposition to a director or "no" votes on Proposals 2, 3, 4, 5 or 6. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Shareholders who attend the Annual Meeting may revoke any proxy previously granted and vote in person.

     The Board of Directors has fixed February 16, 1998 as the record date for determining the shareholders who are entitled to notice of and to vote at the Annual Meeting. At the close of business on January 12, 1998, the Company had outstanding 297,360,204 shares of Class A Common Stock. There are no outstanding shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). Holders of such shares are entitled to vote at the Annual Meeting in the manner described in the next section.

                                   VOTING

     On all matters to come before the Annual Meeting, holders of Class A Common Stock are entitled to one vote for each share held. Ted Arison, the founder of the Company, certain members of the Arison family and trusts for the benefit of Mr. Arison's children (collectively, the "Principal Shareholders"), beneficially own shares representing approximately 47% of the voting power of the Common Stock and have informed the Company that they intend to cause all such shares to be voted in favor of the fifteen nominees named elsewhere in this Proxy Statement and in favor of Proposals 2, 3, 4, 5 and 6 listed in the accompanying Notice of Meeting. See "Certain Beneficial Owners" below.

     On July 15, 1997, The Micky Arison 1994 "B" Trust (the "B Trust"), a U.S. trust whose primary beneficiary is Micky Arison, the Company's Chairman of the Board, exercised its right to convert all of the 54,957,142 shares of Class B Common Stock held by it into an equal number of shares of Class A Common Stock. Prior to July 1, 1997, the B Trust had been restricted from converting such shares under a stockholders agreement with the Company.
Prior to the conversion of the Class B Common Stock, the B Trust was the controlling stockholder of the Company. The holder of Class B Common Stock had the power to elect 75% of the directors of the Company and the Class B Common Stock had five votes per share (as opposed to one vote per share for the Class A Common Stock) for all other voting matters. As a result of the conversion of the Class B Common Stock, (i) there are no shares of Class B Common Stock outstanding, (ii) all holders of Class A Common Stock (including the B Trust) vote as one class in all elections for directors, and (iii) all shares of Class A Common Stock (including the shares beneficially owned by the B Trust) have one vote per share for all other voting matters. As a result of the conversion, the B Trust beneficially owns 18.5% of the outstanding Class A Common Stock of the Company. Although the B Trust is not currently a party to any proxy or voting trust arrangements with respect to the Class A Common Stock that it holds, the B Trust is not prohibited from entering into such arrangements in the future.

Certain Beneficial Owners

     Set forth below is information concerning the share ownership of all persons known by the Company to be the beneficial owners of 5% or more of the 297,360,204 shares of Common Stock outstanding as of January 12, 1998, each executive officer of the Company named in the Summary Compensation Table which appears elsewhere in this Proxy Statement, each director of the Company and all directors and executive officers as a group. See footnote (2) below for a description of the group comprised of members of the Arison family and other persons and entities affiliated with them.

                                     Amount and
Name and Address of Beneficial        Nature of           Percent of
Owners or Identity of Group(1)   Beneficial Ownership    Common Stock
Micky Arison                       60,665,080(2)(3)          20.4%

Ted Arison                         57,519,600(2)(4)          19.3%
  Golda Center
  23 Shaul Hamelech Blvd.
  Tel Aviv, Israel  64367

Marilyn Arison                      1,826,584(2)               *
  Golda Center
  23 Shaul Hamelech Blvd.
  Tel Aviv, Israel  64367

MA 1994 B Shares, L.P.             54,957,142(2)(5)          18.5%
  1201 North Market Street
  Wilmington, Delaware  19899

MA 1994 B Shares, Inc.             54,957,142(2)(5)          18.5%
  1201 North Market Street
  Wilmington, Delaware  19899

JMD Delaware, Inc.                 54,957,142(2)(5)          18.5%
  as Trustee for the Micky Arison
  1994 "B" Trust
  1201 North Market Street
  Wilmington, Delaware  19899

MA 1997 Holdings, L.P.              3,251,354(2)(6)           1.1%
  1201 North Market Street
  Wilmington, Delaware  19899

MA 1997 Holdings, Inc.              3,251,354(2)(6)           1.1%
  1201 North Market Street
  Wilmington, Delaware  19899

JMD Delaware, Inc.                  3,251,354(2)(6)           1.1%
  as Trustee for the Micky Arison
  1997 Holdings Trust
  1201 North Market Street
  Wilmington, Delaware  19899

A.H.W. Limited                      3,551,354(2)              1.2%
  as Trustee for the Shari Arison
  Irrevocable Guernsey Trust
  c/o Baring Brothers
  (Guernsey) Limited
  P.O. Box 71
  Arnold House, St. Julian's Avenue
  St. Peter Port
  Guernsey Channel Islands GYI-3DA

Cititrust (Jersey) Limited,        15,042,858(2)(7)           5.1%
  as Trustee for the Ted
  Arison 1994 Irrevocable Trust
  For Shari No. 1
  P.O. Box 728, 38 Esplanade,
   St. Helier
  Jersey, Channel Islands

Kentish Limited                    15,042,858(2)(7)           5.1%
  c/o Baring Brothers
  (Guernsey) Limited,
  Arnold House
  St. Julian's Avenue,
  St. Peter Port
  Guernsey Channel Islands GYI-3DA

TAF Management Company                979,505(2)               *
  as Trustee for the Continued Trust
  for Micky Arison
  1201 N. Market Street
  Wilmington, Delaware  19899

TAF Management Company              2,379,505(2)               *
  as Trustee for the Continued
  Trust for Shari Arison Dorsman
  1201 N. Market Street
  Wilmington, Delaware  19899

TAF Management Company              2,379,505(2)               *
  as Trustee for the Continued
  Trust for Michael Arison
  1201 N. Market Street
  Wilmington, Delaware  19899

TAF Management Company              1,700,000(2)(8)            *
  as Trustee for the Marilyn B.
  Arison Irrevocable Delaware Trust
  1201 N. Market Street
  Wilmington, Delaware  19899

MBA I, L.L.C.                       1,700,000(2)(8)            *
  1201 N. Market Street
  Wilmington, Delaware  19899

TAMMS Investment Company            1,826,584(2)               *
  Limited Partnership
  1201 N. Market Street
  Wilmington, Delaware  19899

TAMMS Management Corporation        1,826,584(2)               *
  1201 N. Market Street
  Wilmington, Delaware  19899

Andrew H. Weinstein                26,032,727(2)(9)           8.8%
  c/o Holland & Knight
  701 Brickell Avenue
  30th Floor
  Miami, Florida  33131

Robert H. Dickinson                   196,026                  *

Howard S. Frank                       320,840(10)              *

A. Kirk Lanterman                     127,617(11)              *
  Holland America Line
  300 Elliott Avenue West
  Seattle, Washington  98119

Meshulam Zonis                        263,573                  *

Shari Arison                        3,000,000(12)             1.0%
  Israel Arison Foundation
  Golda Center
  23 Shaul Hamelech Blvd.
  Tel Aviv, Israel  64367

Maks L. Birnbach                       31,100(13)              *
  c/o Fullcut Manufacturers, Inc.
  580 Fifth Avenue
  New York, New York  10036

Ambassador Richard G. Capen, Jr.       10,201(14)              *
  6077 San Elijo
  Rancho Santa Fe, California  92067

David Crossland                     2,563,210                  *
  c/o Airtours plc
  Parkway Three
  Parkway Business Centre
  300 Princess Road
  Manchester M14 7QU
  England

James M. Dubin                     58,208,496(5)(6)          19.6%
  c/o Paul, Weiss, Rifkind,
  Wharton & Garrison
  1285 Avenue of the Americas
  New York, New York  10019-6064

Modesto A. Maidique                       --                   --
  Florida International University
  Office of the President
  University Park Campus
  Miami, Florida  33199

William S. Ruben                       14,700(15)              *
  40 E. 88th Street
  Apt. 10F
  New York, New York  10128

Stuart Subotnick                       50,000(16)              *
  c/o Metromedia Company
  215 East 67th Street
  New York, New York  10021

Sherwood M. Weiser                     33,000(17)              *
  c/o The Continental Companies
  3250 Mary Street
  Coconut Grove, Florida  33131

Uzi Zucker                             50,000(18)              *
  Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York  10167

All directors and officers
   as a group(15 persons)          67,325,347                22.6%

__________________

  *   Less than one percent.

(1) The address of each person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.

(2) Ted Arison, Micky Arison, Shari Arison and the other Arison family entities named that own shares of Common Stock have filed a joint statement on Schedule 13D with respect to the shares of Common Stock held by such persons. TAMMS Investment Company, Limited Partnership ("TAMMS") owns 1,826,584 shares of Common Stock. TAMMS' general partner is TAMMS Management Corporation ("TAMMS Corp."), which is wholly owned by Marilyn Arison, Ted Arison's wife. TAMMS' limited partners are various trusts established for the benefit of certain members of Ted Arison's family, including Shari Arison and Marilyn Arison (the "Family Trusts"). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 1,826,584 shares of Common Stock. By virtue of their interests in TAMMS, TAF Management Company and A.H.W. Limited, as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 1,826,584 shares of Common Stock held by TAMMS which corresponds to their respective partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to their names in the table above. Because Marilyn Arison beneficially owns all of the capital stock of TAMMS Corp., she may be deemed to beneficially own all of the 1,826,584 shares of Common Stock owned by TAMMS; however, she disclaims beneficial ownership of 1,310,364 of such shares (those owned by partners of TAMMS other than TAMMS Corp. and MBA I, L.L.C. ("MBA I")). Because of his wife's controlling interest in TAMMS (through TAMMS Corp.), Ted Arison may be deemed to beneficially own all of the 1,826,584 shares of Common Stock owned by TAMMS; however, Ted Arison disclaims beneficial ownership of such shares. Because of his position as President of TAMMS Corp., Micky Arison may be deemed to beneficially own the 1,826,584 shares of Common Stock owned by TAMMS; however, Micky Arison disclaims beneficial ownership of all of such shares which are beneficially owned by the other limited partners of TAMMS or by TAMMS Corp.

(3) Includes (i) 600,000 shares of Common Stock issuable to Micky Arison upon his exercise of stock options granted to him in May 1995, (ii) 1,826,584 shares of Common Stock held by TAMMS (see Note 2 above), (iii) 3,251,354 shares of Common Stock held by the MA 1997 Holdings, L.P., and
        (iv) 54,957,142 shares of Common Stock held by the MA 1994 B Shares, L.P., all of which may be deemed to be beneficially owned by Micky Arison. However, Micky Arison disclaims beneficial ownership of all such shares owned by TAMMS.

(4) Includes 1,826,584 shares of Common Stock held by TAMMS (see Note 2 above) all of which may be deemed to be beneficially owned by Ted Arison. However, Ted Arison disclaims beneficial ownership of all such shares.

(5)     MA 1994 B Shares, L.P. ("MA 1994, L.P.") owns 54,957,142 shares of
        Common Stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. ("MA 1994, Inc."), which is wholly owned by the Micky Arison 1994 "B" Trust, a trust established for the benefit of Micky Arison and his heirs (the "B Trust"). The sole limited partner of MA 1994, L.P. is the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all of such 54,957,142 shares of Common Stock. By virtue of the B Trust's interest in MA 1994, L.P., the B Trust may be deemed to beneficially own all of such 54,957,142 shares of Common Stock. Under the terms of the instrument governing the B Trust, Micky Arison has the sole right to vote and direct the sale of the Common Stock indirectly held by the B Trust, subject during Ted Arison's lifetime to the consent of the trustee of the B Trust. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly owned by James M. Dubin. Each of JMD Delaware, Inc. and Mr. Dubin may be deemed to beneficially own the Common Stock indirectly held by the B Trust. Each of JMD Delaware, Inc. and Mr. Dubin disclaims beneficial ownership of all of such shares which are beneficially owned by the B Trust.

(6) MA 1997 Holdings, L.P. ("MA 1997, L.P.") owns 3,251,354 shares of Common Stock. The general partner of MA 1997, L.P. is MA 1997 Holdings, Inc. ("MA 1997, Inc."), which is wholly owned by the Micky Arison 1997 Holdings Trust, a trust established for the benefit of Micky Arison and his heirs (the "MA 1997 Trust"). The sole limited partner of MA 1997, L.P. is the MA 1997 Trust. By virtue of the limited partnership agreement of MA 1997, L.P., MA 1997, Inc. may be deemed to beneficially own all of such 3,251,354 shares of Common Stock. By virtue of the MA 1997 Trust's interest in MA 1997, L.P., the MA 1997 Trust may be deemed to beneficially own all of such 3,251,354 shares of Common Stock. Under the terms of the instrument governing the MA 1997 Trust, Micky Arison has the sole right to vote the Common Stock indirectly held by the MA 1997 Trust. The trustee of the MA 1997 Trust is JMD Delaware, Inc., a corporation wholly owned by James M. Dubin. Each of JMD Delaware, Inc. and Mr. Dubin may be deemed to beneficially own the Common Stock indirectly held by the MA 1997 Trust. Each of JMD Delaware, Inc. and Mr. Dubin disclaims beneficial ownership of all of such shares which are beneficially owned by the MA 1997 Trust.

(7) Kentish Limited, an Isle of Man corporation, is the protector of the Ted Arison 1994 Irrevocable Trust for Shari No. 1 and has certain voting and dispositive rights with respect to the Common Stock held by such trust.

(8) MBA I owns 1,200,000 shares of Common Stock and a limited partnership interest in TAMMS (See Note 2 above). MBA I may be deemed to own 500,000 shares of Common Stock held by TAMMS which corresponds to its respective partnership interest in TAMMS. The Marilyn B. Arison Irrevocable Delaware Trust (the "Irrevocable Trust") owns a controlling interest in MBA I; therefore, the Irrevocable Trust may be deemed to beneficially own all of such 1,700,000 shares of Common Stock.

(9) By virtue of being the sole shareholder of TAF Management Company, A.H.W. Limited and Kentish Limited, Andrew H. Weinstein may be deemed to own the aggregate of 26,032,727 shares beneficially owned by such entities, as to which he disclaims beneficial ownership.

(10) Includes 240,000 shares of Common Stock issuable to Mr. Frank upon his exercise of options granted to him in May 1995. Includes 4,800 shares of Common Stock owned by Mr. Frank's wife as to which he disclaims beneficial ownership.

(11) Includes 4,000 shares held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).

(12) Under the terms governing the Shari Arison Irrevocable Guernsey Trust, Shari Arison has the sole right to vote and direct the sale of the Common Stock held directly by such trust.

(13) Includes 4,000 shares owned by Trust Under Will of Norman Salit (Mr. Birnbach is trustee), and 1,000 shares owned by Fullcut Manufacturers Inc. Employee Pension Fund (Mr. Birnbach is the trustee of such fund), as to which he disclaims beneficial ownership. Also includes 20,000 shares of Common Stock issuable to Mr. Birnbach upon his exercise of stock options granted to him in July 1993 and July 1995.

(14) Includes 10,000 shares of Common Stock issuable to Ambassador Capen upon his exercise of stock options granted to him in April 1994. Also includes 201 shares of Common Stock owned by Ambassador Capen's wife as to which he disclaims beneficial ownership.

(15) Includes 10,000 shares of Common Stock issuable to Mr. Ruben upon his exercise of stock options granted to him in July 1997.

(16) Includes 30,000 shares of Common Stock issuable to Mr. Subotnick upon his exercise of stock options granted to him in July 1993 and July 1997.

(17) Includes 30,000 shares of Common Stock issuable to Mr. Weiser upon his exercise of stock options granted to him in July 1993 and July 1997. Also includes 2,000 shares owned by Mr. Weiser's wife as to which he disclaims beneficial ownership.

(18) Includes 30,000 shares of Common Stock issuable to Mr. Zucker upon his exercise of stock options granted to him in July 1993 and July 1997.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be paid by the Company. The Company will make arrangements with brokerage firms, custodians and other fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their mailing and related expenses.


                             ELECTION OF DIRECTORS

     At the Annual Meeting, fifteen directors are to be elected to serve until the next annual meeting and until their successors are elected and have qualified. It is the intention of the persons named in the proxy hereby solicited to vote for the election of the fifteen nominees named below, unless otherwise specified in the proxy. Each nominee currently serves as a director of the Company. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees and for such substitute nominees as the Board of Directors may designate.

     Set forth below are the names of the nominees for the fifteen director positions to be elected by the holders of Common Stock. With respect to each nominee, the information presented includes such person's age, the month and year in which such person first became a director, any other position held with the Company, such person's principal occupations during the past five years and any directorships held by such nominee in public or certain other companies. Information about each nominee's ownership of equity securities of the Company appears elsewhere in this Proxy Statement.

     The election of each of the nominees to the Board of Directors requires the approval of the majority of the votes cast at the Annual Meeting and entitled to vote thereon.

     The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below.


                         NOMINEES TO BE ELECTED BY THE
                            HOLDERS OF COMMON STOCK

     Micky Arison, age 48, has been Chairman of the Board of Directors since October 5, 1990 and a director since June 1987. He has been Chief Executive Officer of the Company since 1979. Micky Arison is Chairman of the Executive Committee and a member of the Compensation Committee of the Board of Directors. He is Ted Arison's son. See "EXECUTIVE COMPENSATION -- Compensation Committee Interlocks and Insider Participation" for more information.

    Shari Arison, age 40, was a director from June 1987 until July 1993. Ms. Arison was reappointed to the Board of Directors in June 1995. Ms. Arison is a member of the Board of Directors of Bank Hapoalim, the largest bank in Israel and President and member of the Board of Trustees of the Arison Foundation, Inc. She is also the Chairman of the Board and part owner of Shargad Orchanim Ltd., which together with its affiliates, owns and manages highway service centers in Israel. She is Ted Arison's daughter.

     Maks L. Birnbach, age 77, has been a director since July 1990. Mr. Birnbach has been the owner and Chairman of the Board of Fullcut Manufacturers Inc., a New York wholesale importer and exporter of diamonds, for over 40 years. Mr. Birnbach is also a director of the Diamond Manufacturers and Importers Association located in New York. He is the Vice Chairman of the American Committee of the Weizmann Institute for Science and a governor of its Research Institute in Rechovot, Israel. Mr. Birnbach is a member of the Executive Committee of the Board of Directors.

     Ambassador Richard G. Capen, Jr., age 63, has been a director since April 1994. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the Board of Directors of The Wackenhut Corporation and the Economy Fund and Smallcap Fund of The Capital Group. Ambassador Capen is a member of the Audit Committee of the Board of Directors.

     David Crossland, age 51, was appointed to the Board of Directors in April, 1996. Since 1972, Mr. Crossland has been the Chairman and a director of Airtours plc, an integrated leisure travel group in the United Kingdom, Sweden, Norway, Denmark, Finland, Canada and United States. See "TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH THE COMPANY - Transactions with Airtours and David Crossland."

     Robert H. Dickinson, age 55, has been a director since June 1987. Mr. Dickinson was Senior Vice President -- Sales and Marketing of the Carnival Cruise Lines division of the Company ("CCL") from 1979 through May 1993. Since May 1993, Mr. Dickinson has served as President and Chief Operating Officer of CCL.

     James M. Dubin, age 51, was appointed to the Board of Directors in July 1995. Mr. Dubin is a Senior Partner with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Dubin is also a member of the Board of Directors of Conair Corporation, an international designer, manufacturer and marketer of branded consumer products.

     Howard S. Frank, age 56, has been Vice Chairman of the Company since October 1993 and a director since April 1992. He was appointed Chief Operating Officer in January 1998. From July 1989 to January 1998, he was Chief Financial Officer and Chief Accounting Officer of the Company. From July 1975 through June 1989, he was a partner with Price Waterhouse. Mr. Frank is also a member of the Board of Directors of Pan Am Corporation. Mr. Frank is a member of the Executive Committee of the Board of Directors.

     A. Kirk Lanterman, age 66, is a Certified Public Accountant and has been a director since April 1992 and Chairman of the Board and Chief Executive Officer of Holland America Line-Westours Inc. since January 1989. From 1983 to January 1989, he was President and Chief Operating Officer of Holland America Line-Westours Inc. From 1979 to 1983, he was President of Westours which merged in 1983 with Holland America Line.

     Modesto A. Maidique, age 57, has been a director since April 1994. He has been President of Florida International University ("FIU") since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Collaborative Research, Inc., a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc. Dr. Maidique is a member of the Compensation Committee and the Plan Administration Committee of the Board of Directors.

     William S. Ruben, age 70, has been a director since July 1987. Since April 1989, Mr. Ruben has been the President and sole shareholder of William Ruben, Inc., a consulting firm based in New York. Mr. Ruben is a director of Sales Service America, Inc., a public corporation headquartered in Alexandria, Virginia. Mr. Ruben is a member of the Audit Committee of the Board of Directors.

     Stuart Subotnick, age 56, has been a director since July 1987. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He was a director of Metromedia Inc., a predecessor company, from 1982 and its Executive Vice President from 1986. Prior to 1986, Mr. Subotnick was Senior Vice President -- Finance of Metromedia Inc. from October 1983 and a member of the Office of the President from 1982. He is a director of Metromedia International Group, Inc. Mr. Subotnick is Chairman of the Audit Committee of the Board of Directors.

     Sherwood M. Weiser, age 67, has been a director since July 1987. Mr. Weiser has been, since March 1994, Chairman of the Board and Chief Executive Officer of CHC International, Inc. (d/b/a Carnival Hotels and Casinos). See "EXECUTIVE COMPENSATION -- Compensation Committee Interlocks and Insider Participation" for more information regarding Carnival Hotels and Casinos. From 1970 to March 1994, Mr. Weiser served as the Chairman and Chief Executive Officer of The Continental Companies, a diversified real estate development company engaged primarily in hotel development and management. Mr. Weiser is a member of the Board of Directors of United National Bank, Winsloew Furniture, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Co.) and a trustee of the University of Miami. Mr. Weiser is a member of the Nominating Committee and Chairman of the Compensation Committee and Plan Administration Committee of the Board of Directors.

     Meshulam Zonis, age 64, has been a director since June 1987. Mr. Zonis has been Senior Vice President -- Operations of CCL since 1979.

     Uzi Zucker, age 62, has been a director since July 1987. Mr. Zucker joined Bear, Stearns & Co. in 1967 and was a Limited Partner until 1982 and has been a General Partner thereafter. Mr. Zucker has been a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns") since 1985. He is a director of Conair Corporation, Jerusalem Economic Corporation Ltd., Alliance Tire Company Ltd., Industrial Buildings Corporation Ltd. and Tnuport Ltd.
Mr. Zucker is Chairman of the Nominating Committee of the Board of Directors and a member of the Compensation Committee and Plan Administration Committee of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year and upon written representations from persons known to the Company to be subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "reporting person") that no Form 5 is required to be filed for such reporting person, no one failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 1997.

Board and Committee Meetings

     During the fiscal year ended November 30, 1997, the Board of Directors held a total of six meetings. The Board of Directors has established standing Executive, Audit, Nominating, Compensation and Plan Administration Committees. During the fiscal year ended November 30, 1997, a quorum of directors was present at each meeting of the Board and of the Committees. During the fiscal year ended November 30, 1997, except for Shari Arison and Modesto A. Maidique, no incumbent director was present in person or by proxy at fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees on which he or she served.

     The Executive Committee was established for the purpose of acting in the stead of the entire Board of Directors during the periods between regular Board meetings. The Board has delegated to the Executive Committee the power to act in lieu of and with the powers and privileges granted to the Board, other than the power to declare dividends or issue shares of capital stock of the Company. Fourteen meetings of the Executive Committee were held during the fiscal year ended November 30, 1997.

     The Audit Committee was established for the purpose of inspecting the work and written reports of the Company's internal audit department and reviewing submissions from and making recommendations regarding the independent certified public accountants for the Company. Four meetings of the Audit Committee were held during the fiscal year ended November 30, 1997.

     The Nominating Committee was established for the purpose of nominating for election directors to be elected by the Company's shareholders. Although the Nominating Committee will consider nominees recommended by shareholders, the Nominating Committee does not have a specific procedure for the consideration of nominees recommended by shareholders. One meeting of the Nominating Committee was held during the fiscal year ended November 30, 1997.

     The Compensation Committee was established for the purpose of making recommendations to the Board of Directors regarding compensation for independent directors and for senior management. One meeting of the Compensation Committee was held during the fiscal year ended November 30, 1997 and the Committee acted on one occasion by unanimous written consent.

     The Plan Administration Committee was established to administer The 1992 Stock Option Plan, The 1993 Carnival Cruise Lines, Inc. Employee Stock Purchase Plan, The 1993 Carnival Cruise Lines, Inc. Restricted Stock Plan, The 1993 Outside Directors' Stock Option Plan and The 1994 Carnival Cruise Lines Key Management Incentive Plan. Four meetings of the Plan Administration Committee were held during the fiscal year ended November 30, 1997 and the Committee acted on one occasion by unanimous written consent.


 AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Board of Directors has approved, subject to the approval of the shareholders of the Company, certain amendments to the Company's Amended and Restated Articles of Incorporation set forth in the Second Amended and Restated Articles of Incorporation (the "Second Amended and Restated Articles"). At the Annual Meeting, the shareholders will be asked to approve these amendments. The full text of the Second Amended and Restated Articles is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the proposed amendments.

     The amendments described below will not affect in any way the validity of any currently outstanding stock certificate, the capital structure of the Company or the listing of any of its securities on any national security exchange. Shareholders will not be required to surrender or exchange any share certificates currently held by them.

Elimination of the Class B Common Stock and Designation of a Single Class of Common Stock

     The Board of Directors has approved an amendment to Article 3 of the Company's Amended and Restated Articles of Incorporation to eliminate the Class B Common Stock and designate a single class of Common Stock of the Company. For more information, please see Article 3 of the Second Amended and Restated Articles set forth in Appendix A hereto. The Amended and Restated Articles of Incorporation currently authorize 399,500,000 shares of Class A Common Stock and 100,500,000 shares of Class B Common Stock. There are presently 297,360,204 shares of Class A Common Stock outstanding and no shares of Class B Common Stock outstanding.

     Prior to its initial public offering, the Company adopted the Amended and Restated Articles of Incorporation (which included the authorization of Class B Common Stock) to grant the Arison family (who were the Company's founders and principal stockholders) supervoting rights with respect to the management of the affairs of the Company. On July 15, 1997, the B Trust, a United States trust whose primary beneficiary is Micky Arison, exercised its right to convert all of the outstanding 54,957,142 shares of Class B Common Stock into an equal number of shares of Class A Common Stock. As a result of this conversion, (i) there are currently no shares of Class B Common Stock outstanding, (ii) all holders of Class A Common Stock (including the B Trust) vote as one class in all elections for directors, and (iii) all shares of Class A Common Stock (including the shares held by the B Trust) have one vote per share for all other voting matters. The Company presently has no intention of issuing additional shares of Class B Common Stock.

     For the reasons stated above, the Board believes that it is in the best interests of the Company and its shareholders to approve an amendment to the Company's Amended and Restated Articles of Incorporation to eliminate the Class B Common Stock and designate a single class of Common Stock.

     Approval of the foregoing amendment requires the approval of the majority of the votes cast at the Annual Meeting.

     The Board of Directors unanimously recommends a vote FOR the adoption of the amendment to the Amended and Restated Articles of Incorporation to eliminate the Class B Common Stock and designate a single class of Common Stock.

Increase in Number of Authorized Shares

     The Board of Directors has approved an additional amendment to Article 3 of the Company's Amended and Restated Articles of Incorporation to increase the capital of the Company from Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000), thereby increasing the number of authorized shares of Common Stock to 960,000,000 and authorizing the issuance of 40,000,000 shares of Preferred Stock as provided by the Second Amended and Restated Articles. As explained further below, the Company intends to reserve 40,000,000 shares as Preferred Stock for future issuance (see "Authorization of Series of Preferred Stock" below). As indicated above, the Amended and Restated Articles of Incorporation currently authorize 399,500,000 shares of Class A Common Stock and 100,500,000 shares of Class B Common Stock. There are presently 297,360,204 shares of Class A Common Stock outstanding and no shares of Class B Common Stock outstanding. The increase in the authorized shares of Common Stock provided for in the Second Amended and Restated Articles will provide the Company the certainty and flexibility to undertake various types of transactions, including stock splits (in the form of stock dividends), financings, increases in the shares reserved for issuance pursuant to stock incentive plans, or other corporate transactions. The Board of Directors has no immediate plans to issue additional shares of Common Stock.

     For the reasons stated above, the Board believes that it is in the best interests of the Company and its shareholders to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.

     Approval of the foregoing amendment requires the approval of the majority of the votes cast at the Annual Meeting.

     The Board of Directors unanimously recommends a vote FOR the adoption of the amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.

Authorization of Preferred Stock

     The Board of Directors has approved an additional amendment to Article 3 of the Company's Amended and Restated Articles of Incorporation to authorize 40,000,000 shares of Preferred Stock, par value US$.01 per share ("Preferred Stock"). For more information, please see Article 3 of the Second Amended and Restated Articles set forth in Appendix A hereto.

     The proposed provisions would vest in the Board of Directors the authority to designate one or more series of Preferred Stock. Such provisions are often referred to as "blank check" provisions, as they give the Board of Directors the flexibility, at any time or from time to time, without further shareholder approval, to create one or more series of Preferred Stock and to determine the designations, preferences and limitations of each series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series.

     The adoption of this proposal will increase the Company's financial flexibility. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. Preferred Stock will be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes could include, without being limited to, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties, and issuance under employee benefit plans. The availability of Preferred Stock could also have certain anti-takeover effects as described below. However, the Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any Preferred Stock.

     Until the Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock, it is not possible to state the actual effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock. Some typical effects of such issuance could include: (i) reduction of the amount otherwise available for payment of dividends on Common Stock if dividends are payable on the Preferred Stock,
(ii) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and (iv) restriction of the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the Preferred Stock.

     For the reasons stated above, the Board believes that it is in the best interests of the Company and its shareholders to approve an amendment to the Company's Amended and Restated Articles of Incorporation to authorize Preferred Stock and grant to the Board of Directors authority to designate the terms of each series of Preferred Stock.

     Approval of the foregoing amendment requires the approval of the majority of the votes cast at the Annual Meeting.

     The Board of Directors unanimously recommends a vote FOR the adoption of the amendment to the Amended and Restated Articles of Incorporation to authorize Preferred Stock and grant to the Board of Directors authority to designate the terms of each series of Preferred Stock.

Incorporation of Procedural Changes Recently Permitted Under Panamanian Law

     The Board of Directors has approved amendments to Articles 5 and 7 of the Company's Amended and Restated Articles of Incorporation to provide (i) for the redomiciliation of the Company to another jurisdiction accepting redomiciliation, (ii) that the Board of Directors may meet by telephone conference or any other means of electronic communication and (iii) that the Board of Directors may adopt resolutions by written consent, signed by a majority of the Directors. For more information, please see Articles 5 and 7 of the Second Amended and Restated Articles set forth in Appendix A hereto. The foregoing changes were made possible by recent amendments to the General Corporation Law of the Republic of Panama intended to improve the operation of Panamanian corporations. However, the General Corporation Law requires that these new corporate features be approved by shareholders and incorporated into the articles of incorporation of Panamanian corporations to become effective. These features are discussed in more detail below.

     The newly revised General Corporation Law of the Republic of Panama now permits a Panamanian corporation to more easily change its domicile to any jurisdiction accepting redomiciliation. Under the current Amended and Restated Articles of Incorporation, if the Company decided in the future to change its domicile for tax, political or other reasons, it would likely be necessary to sell and/or transfer its assets, and/or to dissolve the Company. These are inconvenient and costly endeavors. By incorporating the new redomiciliation feature into the Second Amended and Restated Articles, the Company will be permitted to change its domicile and continue its existence under the laws of another country at any time that it may considered in the best interests of the Company without the need to sell and/or transfer assets or dissolve the Company. Redomiciliation by the Company is currently not under consideration.

     The revised General Corporation Law of Panama also now provides more modern provisions regarding the functioning of the boards of directors of Panamanian corporations. Until the adoption of the recent amendments, Panamanian corporations, such as the Company, were not permitted to conduct Board meetings by telephone or to adopt resolutions by written consents of the Directors. Matters frequently arise between scheduled quarterly Board meetings that require action by the Board of Directors. The Board of Directors believes that the proposed amendments to permit telephonic Board meetings and actions by written consent of a majority of the Directors will greatly facilitate and expedite Board actions regarding exigent matters arising between scheduled quarterly Board meetings.

     For the reasons stated above, the Board believes that it is in the best interests of the Company and its shareholders to approve the amendments to the Company's Amended and Restated Articles of Incorporation to make certain procedural changes recently permitted under Panamanian law.

     Approval of the foregoing amendments requires the approval of the majority of the votes cast at the Annual Meeting.

     The Board of Directors unanimously recommends a vote FOR the adoption of the amendments to the Amended and Restated Articles of Incorporation to make certain procedural changes recently permitted under Panamanian law.


                             EXECUTIVE COMPENSATION

General

     The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                         Long Term Compensation Awards
                               Annual Compensation                        Number of     All
                                                 Other                    Securities   Other
                                                 Annual      Restricted   Underlying   Compen-
Name and                                         Compen-       Stock      Options/     sation
Principal Position   Year  Salary($)  Bonus($) sation($)(1)  Awards($)(2) SARs (#)(3)   ($)

Micky Arison         1997   501,000  1,100,000   93,000(1)   1,595,625(3)  60,000(4)     --
 Chairman, CEO       1996   176,000  1,035,000     --            --           --         --
 and Director        1995   179,000  1,035,000     --            --      1,000,000(5)    --

Howard S. Frank      1997   408,000    900,000     --        1,329,688(3)  50,000(4)     --
 Vice Chairman, COO  1996   187,000    710,000     --          108,060(6)     --         --
 and Director        1995   185,000    645,000     --            --       400,000(5)     --

Robert H. Dickinson  1997   413,000    814,000(7)  --          856,250(3)  40,000(8)     --
 President and COO   1996   189,000    656,000(7)  --          106,299(7)     --         --
 of CCL and Director 1995   185,000    672,000(7)  --          110,838(7)     --         --

A. Kirk Lanterman    1997   214,000    800,000(9)  --            --           --     16,000(10)
 Pres. and CEO of    1996   214,000    806,000(9)  --            --           --     15,000(10)
 HAL-Westours Inc.   1995   214,000    864,000(9)  --            --           --     15,000(10)
 and Director

Meshulam Zonis       1997   308,000    430,000(7)  --            3,678(7)     --         --
 Sr. VP Oper. and    1996   185,000    420,000(7)  --           36,449(7)     --         --
 Director            1995   180,000    432,000(7)  --           38,202(7)     --         --

__________________


(1) Represents the fair market value of personal use of corporate aircraft. For the other named executive officers listed in the table, personal benefits for each executive officer did not exceed $50,000 or 10% of such executive officer's total annual salary and bonus for the fiscal years ended November 30, 1997, 1996 and 1995, respectively.

(2) As of November 30, 1997, Messrs. Arison, Frank, Dickinson, Lanterman and Zonis owned 60,035,079 shares, 51,245 shares, 195,474 shares, 123,616 shares, and 262,216 shares of restricted Common Stock, respectively. At November 28, 1997, based on the closing price of the Common Stock on such date, such restricted shares of Common Stock owned by Messrs. Arison, Frank, Dickinson, Lanterman and Zonis had a value of $3,245,646,458, $2,770,433, $10,567,815, $6,682,990, and $14,176,053,
        respectively. The restricted shares of Common Stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of Common Stock.

(3) Represents the value, based on the closing market price of the Common Stock on the New York Stock Exchange on the date of grant, of 30,000, 25,000 and 20,000 shares of Common Stock issued to Mr. Arison, Mr. Frank and Mr. Dickinson, respectively, pursuant to the 1993 Carnival Cruise Lines Restricted Stock Plan and, in the case of Mr. Dickinson, an Executive Long-Term Compensation Agreement, for fiscal 1997. The shares vest five years from the date of grant, on January 12, 2003 for Common Stock issued to Mr. Arison and Mr. Frank and on August 1, 2002 for Common Stock issued to Mr. Dickinson. The restricted shares of Common Stock held by Messrs. Arison, Frank and Dickinson have the same rights with respect to dividends and other distributions as all other outstanding shares of Common Stock.

(4) Pursuant to the Carnival Cruise Lines, Inc. 1992 Stock Option Plan, effective January 12, 1998 (the "1998 Arison/Frank Grant Date"), the Company granted to (i) Micky Arison an option to purchase 60,000 shares of Common Stock (the "1998 Arison Option") and (ii) Howard S. Frank an option to acquire 50,000 shares of Common Stock (the "1998 Frank Option"). The term for each of the 1998 Arison Option and the 1998 Frank Option is ten years, unless expiration occurs earlier due to termination of employment of Mr. Arison or Mr. Frank, as the case may be. The exercise price for each of the 1998 Arison Option and the 1998 Frank Option is $52.8125 per share of Common Stock. Subject to accelerated vesting upon the death or disability of Mr. Arison or Mr. Frank, as the case may be, the 1998 Arison Option and the 1998 Frank Option are each exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the 1998 Arison Option and 1998 Frank Option, as the case may be, on or after the first through fifth anniversaries of the 1998 Arison/Frank Grant Date. The 1998 Arison Option and the 1998 Frank Option are exercisable in full with respect to the aggregate number of shares on or after the fifth anniversary of the 1998 Arison/Frank Grant Date.

(5)     Pursuant to the 1992 Option Plan (the "1992 Option Plan"), effective
        May 30, 1995 (the "1995 Grant Date"), the Company granted to (i) Micky Arison, an option to purchase 1,000,000 shares of Common Stock (the "1995 Arison Option") and (ii) Howard S. Frank, an option to acquire 400,000 shares of Common Stock (the "1995 Frank Option"). The term for each of the 1995 Arison Option and the 1995 Frank Option is ten years, unless expiration occurs earlier due to termination of employment of Mr. Arison or Mr. Frank, as the case may be. The exercise price for each of the 1995 Arison Option and the 1995 Frank Option is $22.50 per share of Common Stock. Subject to accelerated vesting upon the death or disability of Mr. Arison or Mr. Frank, as the case may be, the 1995 Arison Option and the 1995 Frank Option are each exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the 1995 Arison Option and 1995 Frank Option, as the case may be, on or after the 1995 Arison/Frank Grant Date and on or after the first through fourth anniversaries of the 1995 Arison/Frank Grant Date. The 1995 Arison Option and the 1995 Frank Option are exercisable in full with respect to the aggregate number of shares on or after the fourth anniversary of the 1995 Arison/Frank Grant Date.

(6) Represents the value, based on the closing market price of the Common Stock on the New York Stock Exchange on the date of grant, of 3,287 shares of Common Stock issued to Mr. Frank pursuant to the 1993 Carnival Cruise Lines Restricted Stock Plan for fiscal 1996. The shares vest five years from the date of grant on January 13, 2002. The restricted shares of Common Stock held by Mr. Frank have the same rights with respect to dividends and other distributions as all other outstanding shares of Common Stock.

(7) Represents payments, a portion of which was paid in shares of the Company's Common Stock, to Mr. Dickinson and Mr. Zonis pursuant to the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan") which allows key management employees of the Carnival Cruise
       Lines division of the Company to participate in an incentive award pool.
        For fiscal 1995 the incentive award pool was 2% of (i) the consolidated net income of Carnival Cruise Lines division of the Company ("CCL Net Income") for the fiscal year ended November 30, 1995, minus (ii) $183,000,000. For fiscal 1996 and 1997, the incentive award pool was 1.75% of (i) the CCL Net Income for the fiscal year ended November 30, 1996 and November 30, 1997, respectively, minus (ii) $183,000,000. Beginning in 1997, Mr. Dickinson's annual bonus payable pursuant to the CCL Plan was paid entirely in cash. For all other participants, a portion of the annual bonus payable pursuant to the CCL Plan is payable in shares of the Company's Common Stock.

(8) Pursuant to the 1992 Option Plan and an Executive Long-Term Compensation Agreement (see "Executive Long-Term Compensation Agreement" below), effective August 1, 1997 (the "Dickinson Grant Date"), the Company granted to Robert H. Dickinson, the President and Chief Operating Officer of CCL, an option to purchase 40,000 shares of Common Stock (the "Dickinson Option"). The term for the Dickinson Option is ten years, unless expiration occurs earlier due to termination of employment of Mr. Dickinson. The exercise price for the Dickinson Option is $42.375 per share of Common Stock. Subject to accelerated vesting upon the death or disability of Mr. Dickinson, the Dickinson Option is exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the Dickinson Option on or after the first through fifth anniversaries of the Dickinson Grant Date. The Dickinson Option is exercisable in full with respect to the aggregate number of shares on or after the fifth anniversary of the Dickinson Grant Date.

(9) Represents amounts payable to Mr. Lanterman pursuant to the Holland America Line-Westours Inc. ("HALW") 1994-1996 and 1997 Key Management Incentive Plan (the "HALW Plan") which allowed key management employees of HALW to participate in an incentive award pool for fiscal 1997, 1996 and 1995 of 3.7% of the consolidated net income of HAL Antillen N.V.
        For fiscal 1997, 1996 and 1995, $1,802,000, $1,500,000 and $968,000,
        respectively, have been deferred by Mr. Lanterman pursuant to the terms of a Retirement and Consulting Agreement (see "Retirement and Consulting Agreement" below).

(10) Represents amounts paid on behalf of Mr. Lanterman pursuant to the Westours Profit Sharing Plan (the "Profit Sharing Plan") and the Westours Employee Savings Plan (the "Savings Plan"). The amounts paid or accrued to Mr. Lanterman under the Profit Sharing Plan in fiscal 1997, 1996 and 1995, were $12,800, $12,000 and $12,000, respectively.
        The employer contributions made on behalf of Mr. Lanterman under the Savings Plan for fiscal 1997, 1996 and 1995, were $3,167, $3,167 and $3,080, respectively. The Profit Sharing Plan and the Savings Plan are generally available to all employees of HALW.

Options

     The following table sets forth all stock options granted to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers other than the Chief Executive Officer.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                   Grant Date
                               Individual Grants                     Value

             Number of    Percent of
             Securities  Total Options
             Underlying   Granted to    Exercise or               Grant Date
              Options    Employees in   Base Price  Expiration  Present Value
  Name       Granted (#)  Fiscal Year      ($/Sh)      Date           ($)
Robert H.
 Dickinson
 President   40,000(2)       10%         $42.375(3)    8/1/2007    484,400(4)
 and COO of
 CCL and
 Director

_______________


(1) No stock appreciate rights were granted to the executive officers in fiscal 1997.

(2) The term for the Dickinson Option is ten years, unless expiration occurs earlier due to termination of employment of Mr. Dickinson. The exercise price for the Dickinson Option is $42.375 per share of Common Stock. Subject to accelerated vesting upon the death or disability of Mr. Dickinson, the Dickinson Option is exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the Dickinson Option, on or after first through fifth anniversaries of the Dickinson Grant Date. The Dickinson Option is exercisable in full with respect to the aggregate number of shares on or after the fifth anniversary of the Dickinson Grant Date.

(3)     Represents fair market value of Common Stock at date of grant.

(4) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table at $12.11 per share. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value: average option term of 6 years, volatility of 21.7%, dividend yield of 1.78% and interest rate of 5.99%. The real value of the options in this table depends upon the actual performance of the Company's Common Stock during the applicable period and upon when they are exercised.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUES(1)

                Number of Securities Underlying    Value of Unexercised
                     Unexercised Options at         In-the-Money Options at
                      Fiscal Year End (#)            Fiscal Year End ($)
Name                Exercisable/Unexercisable    Exercisable/Unexercisable(4)
Micky Arison
 Chairman, CEO        600,000/400,000(2)           18,937,500/12,625,000
 and Director

Howard S. Frank
 Vice Chairman,       240,000/160,000(2)            7,575,000/5,050,000
 CFO and Director

Robert H. Dickinson
 President and COO
 of CCL and Director        0/40,000(3)                     0/467,500

____________________

(1) No options were exercised by executive officers during fiscal 1997. No stock appreciation rights are held by any of the named executive officers.

(2) On May 30, 1998, the third anniversary of the grant date of the 1995 Arison Option and the 1995 Frank Option, additional options to acquire 200,000 and 80,000 shares of Common Stock will become exercisable by Messrs. Arison and Frank, respectively. The same number of options shall become exercisable by Messrs. Arison and Frank on the next anniversary date of the grant date of such options.

(3) On August 1, 1998, the first anniversary of the grant date of the Dickinson Option, options to acquire 8,000 shares of Common Stock will become exercisable by Mr. Dickinson. The same number of options shall become exercisable by Mr. Dickinson on the next four anniversary dates of the grant date of such options.

(4) The value of the unexercised options is based upon the difference between the exercise price and the closing price of the Common Stock on November 28, 1997.

Deferred Compensation Agreements

     The Company has entered into deferred compensation agreements with two named executive officers, Robert H. Dickinson and Meshulam Zonis. The agreements provide for the payment of an annual deferred compensation benefit equal to 50% of each employee's annual compensation, payable for 15 years in equal monthly installments after the employee retires. "Compensation" is defined as the average of the employee's annual salary and bonuses, up to a maximum of $400,000 earned during the last five years of employment preceding the employee's retirement or other separation from service. Employees may retire and begin receiving an unreduced benefit anytime if they have reached age 65 and have 10 years of continuous service, as determined by the Company. Assuming average final compensation calculated according to Messrs. Dickinson's and Zonis's annual compensation over the last five years, the estimated annual benefits payable to each of Messrs. Dickinson and Zonis would be $200,000. An employee may retire with benefits prior to age 65 if he is at least age 55, has completed at least 10 years of service, and the Company consents to such retirement. In such event, if the employee elects to have benefits commence prior to age 65, payments are reduced to the present value, using a discount factor of 10% of the full benefit which would have been payable at age 65. An employee may also be entitled to benefits under certain other circumstances specified in the agreements.

     If the employee dies before receiving the entire benefit payable to him, the balance is paid to the employee's beneficiary or estate.

     All amounts are forfeited if the employee engages in any conduct which in the Company's opinion is contrary to the Company's best interests, if the employee's employment is terminated for cause, if the employee engages in competition with the Company, or if the employee fails to assist the Company when asked.

Defined Benefit Plans

     The following table sets forth estimated pension benefits payable at age 65 or upon completion of five years of plan participation, whichever occurs later (the "Normal Retirement Date"), pursuant to two employee pension plans (qualified and nonqualified) adopted by the Company effective January 1, 1989 (collectively, the "Pension Plan"). (The Pension Plan provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of .5% for each month that distribution of benefits precedes the participant's Normal Retirement Date.)


                            PENSION PLAN TABLE

<CATION>
                                  Years of Service
Remuneration           15         20         25         30         35
$250,000 and above  $54,600    $72,800    $91,000   $109,200   $109,200

     A participant's benefits under the Pension Plan are calculated based on an employee's length of service with the Company and the average of the participant's five highest consecutive years of compensation (including base pay, overtime, bonuses and commissions) out of the last ten years of service. Subject to the benefit limitation policy discussed below, the covered compensation with respect to the individuals named in the Summary Compensation Table would include substantially the same types and amounts of annual compensation shown in the Summary Compensation Table.

     The normal form of payment is a straight life annuity with benefits ceasing at the later of the death of the participant or five years from the date of first payment. If the employee is married, pension benefits are presumptively payable on a reduced joint and 50% survivor annuity basis with the employee's spouse as the contingent annuitant. Other forms of distribution are available under the Pension Plan, including a lump sum distribution.

     The Company has adopted a benefit limitation policy for the Pension Plan consistent with Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"). The annual compensation for the fiscal year ended November 30, 1997 covered by the Pension Plan for the individuals named in the Summary Compensation Table, except for A. Kirk Lanterman who is not eligible for participation in the Pension Plan, is limited to $250,000 (as may be indexed) pursuant to Section 401(a)(17) of the Code.

     Pension benefits paid under the Pension Plan will be credited toward amounts payable under the Deferred Compensation Agreements described above. The Pension Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

     As of December 31, 1997, the years of credited service under the Pension Plan for each of the executive officers named in the Summary Compensation Table, except for A. Kirk Lanterman who is not eligible for participation in the Pension Plan, will be as follows: Micky Arison, age 48, with 22 credited years of service; Robert H. Dickinson, age 55, 22 years; Meshulam Zonis, age 64, 22 years; and Howard S. Frank, age 56, 8 years. In consideration of Mr. Frank's forfeiture of retirement benefits from his prior employer, on April 17, 1995, the Compensation Committee approved an agreement with Mr. Frank whereby the Company agreed to compensate Mr. Frank upon his retirement for benefits he would have received under the Pension Plan if he had been credited with an additional thirteen years of service in addition to the actual years of credited service, reduced by the amounts payable under the Pension Plan.

     Effective January 1, 1998, the Company established a 401(k)/profit sharing plan and a nonqualified savings/profit sharing plan. All accruals under the qualified employee pension plan ceased effective December 31, 1997. Effective January 1, 1998, participants in the nonqualified employee pension plan chose either to remain in the nonqualified employee pension plan with limited participation in the nonqualified savings plan or to freeze participation in the nonqualified pension plan and fully participate in the nonqualified savings/profit sharing plan.

Compensation of Directors

     During fiscal 1997, each director who was not an employee of the Company received a retainer fee of $28,000 per annum, $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. The Chairman of each committee receives an additional retainer of $4,000 per annum and the members of each committee receive an additional retainer of $2,000 per annum.

     On July 10, 1993, the Board of Directors adopted the 1993 Outside Directors' Stock Option Plan (the "Outside Director Plan") to provide additional compensation to nonemployee directors. The Outside Director Plan provides for the granting of options to purchase shares of Common Stock to directors of the Company who are not employees or officers of the Company or any of its subsidiaries.

     Each nonemployee director elected or appointed to the Board of Directors for the first time following the adoption of the Outside Director Plan is granted an option to purchase 10,000 shares of Common Stock. Thereafter, for each five-year period of consecutive service as a nonemployee director, each nonemployee director receives an option to purchase an additional 10,000 shares of Common Stock. The exercise price of each option granted under the Outside Director Plan may not be less than the average of the high and the low sales price of a share of Common Stock on the New York Stock Exchange on the date of grant.

     Options granted under the Outside Director Plan are immediately exercisable for a period of five years from the date of grant. The maximum number of shares of Common Stock which may be made subject to options under the Outside Director Plan is 400,000. The Outside Director Plan is effective for a period of ten years from the date of adoption by the Board of Directors.

     Pursuant to the terms of the Outside Director Plan, on July 12, 1997, Messrs. Ruben, Subotnick, Weiser and Zucker were each granted options to acquire 10,000 shares of Common Stock at an option price of $43.8125 per share, the average of the high and low sales price of a share of Common Stock on such date. Shari Arison, David Crossland and James M. Dubin do not receive options under the Outside Director Plan.

Executive Long-Term Compensation Agreement

     The Company recently entered into an Executive Long-Term Compensation Agreement (the "Compensation Agreement") with Robert H. Dickinson, the President and Chief Operating Officer of CCL. The Compensation Agreement provides that during the term of Mr. Dickinson's employment with the Company, the Company will provide long term compensation (in addition to his annual compensation consisting of a base salary and annual award under the 1994 Carnival Cruise Lines Key Management Incentive Plan) in the form of annual grants to Mr. Dickinson of 20,000 restricted shares of Common Stock and 40,000 options to purchase shares of Common Stock, contingent upon satisfactory performance.

Retirement and Consulting Agreement

     In 1997, the Company entered into a Retirement and Consulting Agreement (the "Retirement Agreement") with A. Kirk Lanterman, the President and Chief Executive Officer of the Company's wholly-owned subsidiary, Holland America Line-Westours Inc. The Retirement Agreement replaced a prior agreement between Mr. Lanterman and the Company entered into in 1996 and provides that the Company will pay to Mr. Lanterman in monthly installments over a fifteen year period an annual compensation for past services and consulting services of $707,124 beginning upon his retirement from employment with the Company or its subsidiaries. A major portion of these amounts represents bonuses deferred by Mr. Lanterman as described in the Summary Compensation Table above. Mr. Lanterman is required to provide up to five hours of consulting services per month during the term of the Retirement Agreement. In the event of Mr. Lanterman's death prior to the expiration of the Retirement Agreement, the present value of the unpaid balance of the total compensation payable under the Retirement Agreement must be paid to his estate within thirty days of the date of his death.

Compensation Committee Interlocks and Insider Participation

     During the Company's fiscal year ended November 30, 1997, Messrs. Modesto A. Maidique, Sherwood M. Weiser, Micky Arison and Uzi Zucker served as members of the Compensation Committee of the Board of Directors. Mr. Arison is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Arison and Mr. Frank are directors of CHC International, Inc. As described below, Mr. Weiser is Chairman of the Board of Directors and Chief Executive Officer of CHC International, Inc.

Mr. Weiser

     Sherwood M. Weiser is the Chairman of the Board, Chief Executive Officer and President of CHC International, Inc., d/b/a Carnival Hotels and Casinos ("CHC"). CHC, an independent hotel and casino development and management company, was formed in March 1994 by the Company and the principals of The Continental Companies. Mr. Weiser was the Chairman of the Board and Chief Executive Officer of The Continental Companies as well as one of its principal stockholders. As of January 12, 1998, the Company owned approximately 23% of the outstanding capital stock of CHC.

     In March 1994, the Company and CHC entered into a Trademark License Agreement providing for CHC's use of the "Carnival" trademark so that CHC may do business as "Carnival Hotels & Casinos". In exchange, CHC pays the Company an annual royalty equal to the greater of $100,000 or 1% of CHC's gross revenues, computed in accordance with the terms of the Trademark License Agreement. The Trademark License Agreement has a term of 20 years.

     In connection with the Company's sale to Mr. Weiser of 429,624 shares of CHC capital stock effective November 30, 1994, Mr. Weiser issued a promissory note in favor of the Company in the original principal amount of $5,370,000 (the "Weiser Note"). The Weiser Note bears interest at the rate of 6% per annum. The principal of and accrued interest on the Weiser Note is payable in full on November 30, 1998. The Weiser Note contains a put option which may be exercised by Mr. Weiser at any time to require the Company to repurchase the 429,624 shares of CHC capital stock sold to Mr. Weiser in exchange for the full principal and interest due under the Weiser Note. As of January 12, 1998, the full principal amount of the Weiser Note remains outstanding.

     On August 27, 1997, the Company extended a $1.5 million line of credit to CHC. As security for the loan, CHC executed a promissory note in favor of the Company bearing a variable interest rate based on the prime rate plus one percentage point. The interest rate for the initial borrowing was 9.5% per annum. Interest is payable monthly on the outstanding principal balance beginning October 1, 1997, with any accrued and unpaid interest payable with the final principal payment. Outstanding balances under the note are due on August 27, 1998. Currently, there is no outstanding balance under the note.

     On October 31, 1997, Crowne Plaza Holdings, Inc., a Florida corporation and a 100% subsidiary of the Company ("CPH"), together with Mr. Weiser and the other shareholders of CHC (the "Principals") entered into a transaction to purchase the Crowne Plaza Hotel/Omni Mall Complex in Miami, Florida. The Principals are the owners of CP Miami Holdings, L.L.C., a Florida limited liability company which owns (i) a 17.74% limited partnership interest in CP Miami Hospitality, L.P., the limited partnership established by the Principals to purchase the Crowne Plaza Hotel/Omni Mall Complex, and (ii) a 37.35% interest in CP Miami Retail L.P., a Delaware limited partnership which has leased the Omni Mall Complex from CP Miami Hospitality L.P. CPH owns a 48% interest in CP Miami Holdings, L.L.C. Lehman Brothers Holdings, Inc. ("Lehman") extended an $8.5 million loan to CP Miami Hospitality, L.P. Mr. Karim Alibhai (one of the Principals) individually guaranteed and indemnified Lehman from certain liabilities under the loan to CP Miami Hospitality, L.P. Pursuant to a letter agreement with Mr. Alibhai, Mr. Weiser agreed to indemnify Mr. Alibhai for up to 19% of any funds paid by Mr. Alibhai to Lehman arising from his guarantee relating to the Crowne Plaza Hotel (and 19% of the expenses) and 50% of any payments made to Lehman relating to the Omni Mall (and 50% of the expenses).

     A Contribution and Indemnity Agreement was entered into by and among Mr. Weiser, CPH and the other shareholders of CHC, wherein each party indemnified Mr. Weiser severally and up to their respective percentage interests held in the limited partnership, for Mr. Weiser's liability to Mr. Alibhai under the letter agreement. Under the Contribution and Indemnity Agreement, CPH's maximum liability to Mr. Weiser is approximately $1,040,000 exclusive of costs and expenses.

     The terms of the various transactions involving the Company and CHC were the result of arms-length negotiations between the parties.

Mr. Arison

     Mr. Arison, the Chairman of the Board of Directors and Chief Executive Officer of the Company, is the indirect sole owner of a corporation which leased a plane to the Company under a long-term lease pursuant to which the Company paid rent in a lump sum of $5.5 million in 1987. The amount of the lump sum payment was based on the fair market value and the remaining useful life of the plane at the time, as determined by an independent appraiser. Because the Company acquired a new aircraft, the Company terminated the lease effective January 6, 1997 and received a payment of $4,528,100 from the lessor, which amount represented unused, prepaid rent under the lease, plus the net book value of certain improvements made by the Company to the plane during the term of the lease.

     Mr. Arison was also the indirect majority shareholder of Carnival Air Lines, Inc. ("Carnival Air"), an airline which conducted charter services and scheduled carrier services to Nassau, Puerto Rico and other locations in the Caribbean from several U.S. cities and between various U.S. cities. In September of 1997, Carnival Air was merged with and became a wholly owned subsidiary of Pan Am Corporation ("Pan Am"). As a result of the merger, Mr. Arison became an indirect shareholder of approximately 42% of Pan Am. During fiscal 1997, the Company and its subsidiaries paid approximately $1 million to Carnival Air for services associated with transporting a limited number of the Company's cruise passengers. During fiscal 1997, the Company and its subsidiaries paid approximately $100,000 to Pan Am for such services. The Company believes that the fees charged by Carnival Air and Pan Am are comparable to those charged by other airlines for comparable services. Additionally, pursuant to the terms of the merger, Mr. Arison obtained the right to cause Howard S. Frank, the Company's Vice Chairman and Chief Operating Officer, to be appointed to the Board of Directors of Pan Am. Accordingly, Mr. Frank has served on the Board of Pan Am since October 1997.

     The Company also earned license fees of approximately $480,000 during fiscal 1997 for the license of the "Carnival" trademark to Carnival Air. In connection with the merger, Pan Am agreed to pay to the Company unpaid license fees owed by Carnival Air. As of January 12, 1998, Pan Am owed the Company $1,057,000, inclusive of interest on unpaid license fees. In connection with the merger, Pan Am agreed to discontinue the use of "Carnival" trademarks on the promotion of its ongoing business and to proceed to eliminate the marks from its aircraft and other equipment during its ordinary maintenance schedule.

     Mr. Arison is also the Chairman and Chief Executive Officer and the indirect sole shareholder of Florida Basketball Associates, Inc., the sole general partner of the Miami Heat Limited Partnership ("MHLP"), the owner of the Miami Heat, a professional basketball team. During December 1997, the Company entered into a two year sponsorship agreement with MHLP pursuant to which the Company agreed to pay an aggregate of $617,356 and provide goods and services valued at $37,500 in exchange for various sponsorship, marketing and advertising services and the use of VIP floor boxes.

Mr. Zucker

     Mr. Zucker, a director of the Company, is a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns"). Bear Stearns is one of the investment banking firms serving as an agent of the Company in connection with the Company's ongoing offering of $100,000,000 of Medium Term Notes. Bear Stearns was also one of the investment banking firms serving as an underwriter in the Company's recent public offering of $200,000,000 of 6.65% Debentures due January 15, 2028. It is expected that Bear Stearns may continue to provide investment banking and consulting services to the Company when so requested by the Company.


          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Committees

     The four-member Compensation Committee of the Company's Board of Directors is responsible for annually recommending to the Board of Directors the cash compensation payable to the Company's executive officers. Compensation decisions by the Compensation Committee are submitted to the Board of Directors for approval. The Plan Administration Committee is responsible for the administration of the Company's stock-based incentive plans. The Compensation Committee and the Plan Administration Committee are collectively referred to in this Report as the "Committees".

     The Compensation Committee is comprised of Messrs. Sherwood M. Weiser, Uzi Zucker, and Modesto A. Maidique, each of whom are outside directors of the Company, and Micky Arison, the Chairman and Chief Executive Officer of the Company. Micky Arison, Ted Arison (his father) and the other Principal Shareholders control approximately 47% of the voting power of the Company. Micky Arison's participation on the Compensation Committee provides the largest shareholders of the Company the ability to directly oversee and influence the compensation policies of the Company. The Plan Administration Committee is comprised of Messrs. Maidique, Weiser and Zucker.

Compensation Structure

     The key components of the compensation of the Company's Chief Executive Officer and the other executives named in the Summary Compensation Table are base salary, annual bonus and stock-based incentives. The objective of the Company is to create a compensation package for executive officers that is competitive with compensation payable by comparable high performing companies, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performance.

     Based on his subjective determinations, the Chief Executive Officer recommends to the Compensation Committee and the Plan Administration Committee the amount of total compensation payable to the Chief Executive Officer and the other named officers for each fiscal year. The Committees undertake a subjective review of such recommendations in light of the various factors discussed below. Neither the Chief Executive Officer nor the Committees assign relative values to any factors considered in the compensation process or set predetermined performance targets for purposes of the compensation decisions. The compensation recommendations of the Chief Executive Officer have historically been approved by the Committees and the Board of Directors. The various components of the Company's executive compensation are discussed below.

     During 1996, the Company retained an outside consulting firm to review the Company's compensation policies relating to senior management, other than the Chief Executive Officer and the Vice Chairman (the "Compensation Study"). The Compensation Study did not recommend any adjustments to the total cash compensation packages of the named officers. Consequently, no changes in the total cash compensation of the named officers were proposed.

     The Compensation Study identified two significant issues. First, the study indicated that the base salaries of the named officers were substantially below the salaries of senior executives employed by comparable high performing companies. Secondly, the Compensation Study concluded that the Company's long-term compensation programs for senior executives should be reviewed and enhanced. As a result of the foregoing recommendations and in order to provide a more reasonable balance between the base salaries and the cash bonuses, the Compensation Committee approved the restructuring of the cash compensation packages of the named officers, other than Mr. Lanterman, to increase the base salary component of each total cash compensation package. The increases in base salaries were offset by corresponding reductions in the cash bonuses paid to the named officers in 1997 before consideration of any changes in bonuses as a result of the performance of the Company in 1997.

Base Salaries

     As a result of the Compensation Study the base salaries of the Chief Executive Officer and certain of the named officers were increased in 1997. The amounts of the individual salary increases in 1997 were subjectively determined and were not based upon specific recommendations set forth in the Compensation Study or precise comparisons with comparable companies. Notwithstanding the salary adjustments, the Company believes that the base salaries paid to the named officers continues to be below the median of salaries paid to executives of comparable high performing companies.

     The salary compensation for Mr. Lanterman, who is employed by Holland America Line-Westours Inc. ("HALW"), a subsidiary of the Company, has been traditionally established under the HALW compensation plan. The Compensation Study did not recommend an increase in Mr. Lanterman's base salary.

Bonuses

     The objective of the Company is to emphasize the variable annual bonus as the most important cash compensation feature of executive compensation. The emphasis on the annual discretionary bonus allows the Company greater flexibility in rewarding favorable individual and corporate performance than possible under a salary-oriented structure. Although there is no specific relationship between the bonus recommendations of the Chief Executive Officer and the performance of the Company for the 1997 fiscal year, the Compensation Committee considered generally in reviewing such recommendations the 14.4% increase in the Company's earnings per share for fiscal 1997, the performance of the individual operating units of the Company, and the shareholder return reflected in the Performance Graph appearing elsewhere in this Proxy Statement.

     Mr. Lanterman's cash bonus is based on the financial performance of HALW, and is calculated pursuant to the terms of the HALW Key Management Incentive Plan. Annual bonuses to Robert Dickinson and Meshulam Zonis are determined primarily pursuant to the terms of the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan"). Robert Dickinson's 1997 annual bonus payable pursuant to the CCL Plan was paid in cash. For all other participants, a portion of the 1997 annual bonus payable pursuant to the CCL Plan was paid in shares of the Company's Common Stock.

Stock-Based Incentives

     The third component of the Company's executive compensation is comprised of stock-based incentive plans. The Plan Administration Committee considers the current year's vesting of previously issued shares under the 1987 and 1993 Carnival Cruise Lines, Inc. Restricted Stock Plans, respectively, and other stock grants or awards in evaluating the executive compensation recommendations of the Chief Executive Officer. In addition, the Plan Administration Committee considers granting stock options pursuant to the 1992 Option Plan. Whereas the cash bonus payments are intended to reward positive short-term individual and corporate performance, grants under the stock-based plans are intended to provide executives with longer term incentives which appreciate in value with the continued favorable future performance of the Company. Other than to Robert Dickinson as described above, a portion of the 1997 annual bonuses payable to named officers pursuant to the CCL Plan is payable in shares of the Company's Common Stock.

Other Compensation

     The Company in the past has entered into various compensation-related agreements with individual officers. See "EXECUTIVE COMPENSATION - Long-Term Compensation Agreement." Such agreements include employment agreements and deferred compensation arrangements. The Committees and the Board will consider such arrangements in the future in connection with circumstances which warrant an individualized compensation arrangement.

     In fiscal 1997, the Company's executive officers also participate in the Company's nonqualified defined benefit pension plan and may participate in a nonqualified deferred compensation plan. In fiscal 1998, the Company's executive officers are eligible to participate in the Company's nonqualified savings/profit sharing plan.


                                   The Compensation Committee

                                   Sherwood M. Weiser, Chairman
                                   Micky Arison
                                   Modesto A. Maidique
                                   Uzi Zucker

Performance Graph

     The following graph compares the Price Performance of $100 if invested in the Company's Common Stock with the Price Performance of $100 if invested in each of the New York Stock Exchange Market Value Index and the Dow Jones Industry Group REQ (other leisure services and products). The Performance Graph does not contain comparisons with a cruise line industry index or other cruise lines because the great majority of other companies engaged in the cruise business are privately-held companies. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 is invested at the beginning of the period in the Company's Common Stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming the Company's dividends are reinvested on an annual basis, times the market price of the shares at the end of each fiscal year.



                                  (Graph)



                         1992     1993     1994     1995     1996     1997
Carnival Corporation      100      151      138      167      207      358
Dow Jones Industry
 Group/REQ                100      117      110      141      172      200
NYSE Market Index         100      112      114      146      182      230


          TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH THE COMPANY

     Transactions with Ted Arison. In November 1990, subsequent to his resignation as Chairman of the Board, Ted Arison and the Company entered into a consulting agreement (the "Consulting Agreement") whereby Ted Arison agreed to act as a consultant to the Company with respect to the construction of cruise ships. In July 1992, the Consulting Agreement was replaced by a new consulting agreement (the "New Consulting Agreement") between the Company and Arison Investments Ltd. ("AIL"), a corporation affiliated with Ted Arison. The New Consulting Agreement, which originally expired November 25, 1996, has been extended until November 25, 1999. Under the New Consulting Agreement, the Company has agreed to pay AIL $500,000 per year and to reimburse it for all customary and usual expenses. The New Consulting Agreement also has a non-competition clause under which AIL has agreed that during the term of the New Consulting Agreement it will not, and will cause its affiliate not to compete in any way with the Company. In fiscal 1997, $500,000 in fees were paid to AIL under the New Consulting Agreement.

     The Company also provides aircraft management services to Mr. Arison. During fiscal 1997, the Company received $150,000 from Mr. Arison in reimbursement of the Company's costs of providing such services. It is expected that the Company will continue to provide such aircraft management services to Mr. Arison in the future.

     Under a registration rights agreement (the "Arison Registration Rights Agreement"), the Company has granted certain registration rights to Ted Arison with respect to the shares of Common Stock beneficially owned by Ted Arison (the "Arison Shares") in consideration for $10,000 to be paid to the Company by Ted Arison thereunder. If, at any time, Ted Arison makes a written demand for the registration of any number of the Arison Shares, subject to a minimum amount of 500,000 shares, the Company will within 90 days prepare and file with the SEC a registration statement, subject to certain limitations. In addition, if the Company determines to file a registration statement on its behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan or in connection with a business combination) relating to its Common Stock or any class of securities convertible into Common Stock, Ted Arison may register the Arison Shares pursuant to such registration statement, subject to certain limitations. The Company has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for Ted Arison, selling costs, underwriting discounts and applicable filing fees. In November 1996, the Company consented to the assignment by Ted Arison of the rights granted to him under the Arison Registration Rights Agreement to Royal Bank of Scotland Trust Company (Limited), as trustee for the Ted Arison Charitable Trust. In addition, the Company granted to the Arison Foundation, Inc. (the "Foundation") the same rights with respect to the shares of Class A Common Stock owned by the Foundation that Ted Arison had with respect to the Arison Shares. Shari Arison is the President and a director of the Foundation.

     Registration Rights. Pursuant to a letter agreement (the "Trust Registration Rights Agreement") dated July 11, 1989, the Company granted to the Ted Arison Irrevocable Trust (the "Irrevocable Trust") and the Arison Children's Irrevocable Trust (the "Children's Trust", and together with the Irrevocable Trust, the "Trusts") certain registration rights with respect to the 14,277,028 shares of Common Stock held for investment by the Trusts (the "Shares"). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, a director, Chairman of the Board and Chief Executive Officer of the Company and Shari Arison, a director of the Company. Effective December 26, 1991, the Children's Trust was divided into three separate continued trusts, including continued trusts for Micky Arison and Shari Arison.

     The Trust Registration Rights Agreement provides that if, at any time, either of the Trusts makes a written demand for the registration of its Shares, the Company will within 90 days prepare and file with the Securities and Exchange Commission a registration statement, subject to certain limitations. The Company is not required to effect any demand registration pursuant to the Trust Registration Rights Agreement unless all of the Shares owned by either of the Trusts are included in the demand for registration.
In addition, if the Company determines to file a registration statement on its behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan, or in connection with a business combination) relating to its Common Stock or any class of securities convertible into its Common Stock, either of the Trusts may register its Shares pursuant to such registration statement, subject to certain limitations. The Company has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, underwriting discounts and applicable filing fees.

     Transactions with Cruise Specialists. Janet Olczak, the wife of A. Kirk Lanterman, an executive officer and director of the Company, is the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the State of Washington, Ms. Olczak's ownership interest in Cruise Specialists is her separate property and, accordingly, Mr. Lanterman does not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including the Company, under arrangements that are common throughout the travel industry whereby Cruise Specialists receives a commission based on sales generated. In fiscal 1997, Cruise Specialists generated approximately $7.6 million of gross revenues (before commission) for the Company. In connection with such revenues, Cruise Specialists received commissions of approximately $1.2 million. The Company believes that the commissions paid to Cruise Specialists are comparable to those paid to other travel agents for comparable services.

     Transactions with Trustees. The trustee of the B Trust and the Micky Arison 1997 Holdings Trust is JMD Delaware, Inc., a Delaware corporation wholly-owned by James M. Dubin. Mr. Dubin is a director of the Company and a partner in the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison, which firm serves as counsel to the Company and Micky Arison.

     Andrew H. Weinstein is the sole shareholder of TAF Management Company, A.H.W. Limited and Kentish Limited, which act either as trustee or protector of certain Arison family trusts. Mr. Weinstein is a partner in the law firm of Holland & Knight, which firm serves as counsel to the Company and Ted Arison.

     Transactions with Airtours and David Crossland. The Company currently owns 120,000,000 ordinary shares of Airtours (the "Ordinary Shares"), equivalent to approximately 28% of the ordinary share capital of Airtours. Airtours is an integrated leisure travel group, owning tour operators, charter airlines, travel agencies, cruise ships and holiday hotels. It markets its products to customers in the United Kingdom, Sweden, Norway, Denmark, Finland, the United States and Canada. David Crossland owns 48,539,874 Ordinary Shares (or 11.3%) of Airtours' ordinary share capital. Micky Arison and Howard S. Frank are non-executive directors of Airtours.

     In June 1997, the Company and Airtours successfully completed the joint offer to acquire an interest in the outstanding equity securities of Costa Crociere, S.p.A. ("Costa"), an Italian cruise company listed on the Milan Stock Exchange. With the completion of the offer, the Company and Airtours each own 50% of Il Ponte, S.p.A. ("Il Ponte"), a holding company which was purchased from the Costa family. As of November 30, 1997, Il Ponte owned 98% of the ordinary share capital, 93% of the savings shares and 47% of the savings share warrants of Costa. The total cost of acquiring those Il Ponte and Costa shares was approximately $266 million, of which approximately $190 million was paid by Il Ponte and the balance was paid equally by the Company and Airtours. The $190 million which was paid by Il Ponte was funded by borrowings, of which the Company guaranteed $95 million. In January 1998, Il Ponte completed a second tender offer for the remaining shares of Costa at a cost of $15.5 million, which was funded through additional borrowings of which the Company guaranteed an additional $7.75 million. As of January 12, 1998, Il Ponte owns approximately 100% of the ordinary share capital, savings shares and savings share warrants of Costa. Mr. Crossland currently serves as Chairman of the Board of Il Ponte.

     Airtours also owns retail travel agencies located throughout the United Kingdom and Scandinavia which sell cruises and other travel products for various travel providers, including Airtours and the Company, under arrangements that are common throughout the travel industry whereby the Airtours travel agencies receive a commission based on sales generated. The Company believes the commissions paid to the Airtours travel agencies are comparable to those paid to other travel agents for comparable services.

     In April 1997, the Company and Airtours entered into a renewable five-year concession agreement for the Company to provide casino services on board Airtours cruise ships. In exchange for such services, the Company retains a percentage of the gaming revenue derived from such services.

     The terms of the various transactions involving the Company and Airtours were the result of arms-length negotiations between the parties.

     Transaction with Shari Arison. The Company has granted a license to use the "Carnival" trademark to FUN, Inc. ("FUN") in connection with FUN's manufacturing, advertisement and sales of perfume and certain related products on the Company's ships and in department and specialty shops in the United States and specified foreign countries. Shari Arison is a member of the Board of Directors and a Vice President of FUN. Shari Arison's husband, Mickey Dorsman, owns a 50% interest in FUN. Royalties are payable to the Company in an amount equal to 5% of net sales up to $5 million, and thereafter on net sales based on a sliding scale providing for lesser percentages of royalties as annual net sales increase, with a minimum of 2%. No royalty payments were made in fiscal 1997. See also "TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH THE COMPANY -- Transactions with Ted Arison."

     Other Transactions. Certain transactions involving Micky Arison, Sherwood M. Weiser and Uzi Zucker are described in "EXECUTIVE COMPENSATION -- Compensation Committee Interlocks and Insider Participation."

     Transactions with Affiliated Entities. The Company has adopted a policy of dealing with affiliated entities on an arms-length basis and it may not engage in business transactions with any affiliate on terms and conditions less favorable to the Company than terms and conditions available at the time for comparable transactions with unaffiliated persons.


                           SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP as independent certified public accountants of the Company for the fiscal year ending November 30, 1998, subject to approval of the shareholders. A representative of such firm will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions which the shareholders might have. The Company knows of no direct or material indirect financial interests or relationships that the members of such firm have with the Company.

     Although ratification by the shareholders of the appointment of independent accountants is not legally required, the Board of Directors believes that such action is desirable.

     Ratification of the selection of Price Waterhouse LLP as independent auditors for the 1998 fiscal year requires the approval of the majority of the votes cast at the Annual Meeting.

     The Board of Directors unanimously recommends a vote FOR ratification of the selection of Price Waterhouse LLP as independent certified public accountants for the 1998 fiscal year.


                               ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the fiscal year ended November 30, 1997, is being forwarded to each shareholder with this Proxy Statement.


                               OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.


                         PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Secretary of the Company prior to November 1, 1998 for inclusion in the Proxy Statement for the next Annual Meeting of Shareholders.


                        INCORPORATION BY REFERENCE

     The Company's Second Amended and Restated Articles of Incorporation are hereby incorporated by reference into this Proxy Statement.

                                     By Order of the Board of Directors

                                     /s/ Arnaldo Perez

                                     Arnaldo Perez
                                     General Counsel and Secretary
Dated:  March 2, 1998

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED NOVEMBER 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ARNALDO PEREZ, CORPORATE SECRETARY, CARNIVAL CORPORATION, 3655 N.W. 87 AVENUE, MIAMI, FLORIDA 33178-2428.

                              CARNIVAL CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 13, 1998

      The undersigned hereby appoints Micky Arison and Arnaldo Perez and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of Carnival Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

     A Vote FOR Proposals 1, 2, 3, 4, 5 and 6 is recommended by the Board of Directors.

     1.  Election as Director.

         / / FOR each nominee listed below   / / WITHHOLD AUTHORITY to vote
             (except as marked to the            for the nominee listed
             contrary below)                     below

   Micky Arison, Shari Arison, Maks L. Birnbach, Richard G. Capen, Jr., David Crossland, Robert H. Dickinson, James M. Dubin, Howard S. Frank,
   A. Kirk Lanterman, Modesto A. Maidique, William S. Ruben, Stuart Subotnick, Sherwood M. Weiser, Meshulam Zonis, and Uzi Zucker

   (INSTRUCTION: TO WITHHOLD authority to vote for any individual nominee, write that nominee's name on the line below).

         --------------------------------------------------------------

     2. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to eliminate the Class B Common Stock and designate a single class of Common Stock;

     (check one box)  / /  FOR        / /  AGAINST      / /  ABSTAIN

     3. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock;

     (check one box)  / /  FOR        / /  AGAINST      / /  ABSTAIN

     4. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to authorize Preferred Stock and grant to the Board of Directors authority to designate the terms of each series of Preferred Stock;

     (check one box)  / /  FOR        / /  AGAINST      / /  ABSTAIN

                                              (continued on reverse side)

     5. Approval of amendments to the Company's Amended and Restated Articles of Incorporation to make certain procedural changes recently permitted under Panamanian law;

     (check one box)  / /  FOR        / /  AGAINST      / /  ABSTAIN

     6.  Approval of Auditors.

     (check one box)  / /  FOR        / /  AGAINST      / /  ABSTAIN

     7. In their discretion, the proxies are authorized to vote upon such other business as may come before the Annual Meeting, or any adjournment(s) thereof.

I will be attending the annual meeting  / /  Print Name below


-------------------------------------

Persons who do not indicate attendance at the Annual Meeting on this proxy card will be required to present proof of stock ownership to attend.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1, 2, 3, 4, 5 and 6.

                                        Dated: __________________, 1998

                                        Signature ______________________

                                        Signature ______________________
                                        (Please sign exactly as name
                                        appears to the left.)
                                        PLEASE MARK, SIGN, DATE AND RETURN
                                        THE PROXY CARD PROMPTLY USING THE
                                        ENCLOSED ENVELOPE.

                                   Appendix A

                              CARNIVAL CORPORATION

                 SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                  (TRANSLATION)


     1.   Name.  The name of the Corporation is: CARNIVAL CORPORATION.

     2.   Purposes.  The purposes of the Corporation are:

          (a) To make, purchase, barter, charter, acquire dominion upon or use of, operate as owner, chartered or operator, to manage, equip and fit out all kinds of ships and vessels of all types and kinds of propelling systems.

          (b) To make all kinds of buildings and structures related to any kind of legitimate maritime commercial business, merchandise warehousing, shipping and transportation.

          (c) To act as shipbroker, customs and maritime insurance broker, and to administer the properties and assets and investments that maritime trade and shipowners' business and ship exploitation may require.

          (d) To act as principal and agent in all negotiations related to maritime trade to such extent as the purposes of this Corporation may permit it.

          (e) To solicit from the Government of the Republic of Panama or any other government where it may be necessary and through such proceedings as may be required by law, navigation licenses for ships and permits to enroll crewmen for, and port clearance of the ships in care of the Corporation.

          (f) To perform transactions through negotiable instruments and real estate related to maritime trade and shipowners' business and exploitation of ships.

          (g) To deal in patents and improvements on patented methods related to the business of maritime trade.

          (h) To purchase and sell and deal in general with the shares of its own capital stock pursuant to instructions from the Board of Directors. To acquire, purchase, guarantee, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of, deal in shares of the capital stock of, or bonds, securities or other certificates of indebtedness created by other corporations.

          (i) To purchase, sell, lease, mortgage, set up easements and encumbrances upon real estate and in general upon all kinds of properties related to the business of the Corporation.

          (j) To sell, mortgage, encumber or otherwise charge its assets and to perform any and all kinds of legitimate commercial transactions and any other that may be permitted in the future pursuant to Panamanian laws.

          (k) To borrow money from any persons, firms, banks or corporations as may be necessary for its business and to guarantee such loans as the law may permit and to loan money secured or unsecured to any persons, firms or corporations as the law may permit and in general to engage in any legitimate commercial undertaking in any country.

          (l) To engage in the general business of travel and tour services, both domestic and foreign; to dispense travel and tour information and to act as agent for all transportation companies, including without limitation airline companies, passenger cruise line companies, steamship companies, railroad companies, bus companies, car rental companies and any other mode of travel or transportation or touring companies, both local and foreign; to engage in the preparation of travel and tour itineraries, including without limitation hotel and motel accommodations and sightseeing; and, in general, to engage in the business of all forms and types of travel services.

          (m) To dispense travel and tour counseling services, sell railroad, airline, passenger cruise line, steamship and bus transportation; to sell accommodations for hotels, resorts, sightseeing and feature attractions throughout the United States, Canada, Mexico, Europe and every country throughout the world; to create, plan, sell and carry through escorted vacation tours; to own, operate, lease or otherwise acquire such real and personal property suitable, useful or necessary in connection with any of the objects aforementioned; to enter into, make, perform and carry out contracts of every kind in connection with the sale and distribution of the aforementioned items or services; to acquire, use, own, lease and dispose of trademarks, copyrights and licenses.

          (n) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, service marks and trade names relating or useful in connection with any business of this Corporation.

          (o) To carry on the business of hotel, resort, casino, restaurant, refreshment room and lodging-housekeepers, caterers for public amusements generally, hairdressers, barbers, perfumers, proprietors, laundries, reading, writing and newspaper room, libraries, places of amusements, recreation and entertainment of all kinds, sport, theatrical and musical box office proprietors, entrepreneurs and general agents, and any other business which can be conveniently carried on in connection therewith.

          (p) Generally to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Corporation Law of the Republic of Panama.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be hold to limit or restrict in any manner the powers of the Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the Republic of Panama.

     3.   Number and Classes of Shares.

          (a) The capital of the Corporation is Ten Million United States Dollars (U.S. $10,000,000), divided into Nine Hundred Sixty Million (960,000,000) nominative Common Stock of a par value of one cent (U.S. $0.01) ("Common Stock") and Forty Million (40,000,000) shares of Preferred Stock of a par value of U.S. $.01 ("Preferred Stock"). The capital stock may be increased, more shares may be issued and the nominal value, class and rights pertaining to said shares may be changed.

          (b) The designation, relative rights, preferences and limitations of the shares of the capital stock are as follows:

               (1) The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby vested in the Board. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, in such consideration (including, without limitation, shares of capital stock), on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;
(e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation or any other person at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Article 3(b)(1), provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it under Panamanian law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of shares of Preferred Stock.

               (2) Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

               (3) Subject to the provisions of these Articles of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     4. No Preemptive Rights. No holder of shares shall have any right, preemptive or other, to subscribe for or to purchase from the Corporation any of the shares of the Corporation hereinafter issued or sold.

     5. Domicile. The domicile of the Corporation shall be in Panama City, Republic of Panama. However, the Corporation may, as provided for by the Board of Directors, engage in business and establish branches and keep its files and assets anywhere in the world. Likewise, the Corporation may change its domicile of incorporation and continue to exist under the laws or jurisdiction of another country, if authorized by a resolution of the stockholders or of the Board of Directors of the Corporation.

     6. Duration. The duration of the Corporation shall be perpetual, but it may previously be dissolved pursuant to law.

     7. Board of Directors. The Board of Directors shall consist of no less than three (3), and no more than fifteen (15) members. Within said minimum and maximum, the number shall be set forth by resolution of the stockholders or by resolution of the Board of Directors. The meetings of the Board of Directors may be held in the Republic of Panama or in any other country, and any Director can be represented and vote by proxy or proxies at any and all Directors' meetings. The meetings may also be held by means of telephone conference, fax or any other means of electronic communication, in which the participants have been in direct contact. Likewise, the Board of Directors may validly adopt resolutions by written consent with the signature of the majority of Directors or their proxies in different dates and places, in lieu of a meeting. The Board of Directors shall have absolute control and full power of administration on all the matters of the Corporation, being it understood that the Board of Directors is empowered to contract loans and financing in general, to grant guarantees over its properties and subsidiaries, with respect to is own obligations and those of third parties, and to mortgage its properties and assets and to sell less than all or substantially all of the assets of the Corporation without shareholders' approval.

     8. Officers. The Board of Directors, as soon as possible after the annual election of directors, may choose a Chairman of the Board, a Vice-Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, a Secretary, a Treasurer, and one or more Vice Presidents, all of whom shall hold their offices until their successors are chosen and qualify. More than one office may be held by the same person. The Board of Directors may from time to time choose such other officers and agents as are necessary, who shall hold their offices for such terms as are determined by the Board of Directors. Any officer or agent chosen by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Until the Board of Directors provides otherwise, the legal representative of the Corporation shall be the President and, in his absence, the Corporation shall be represented by the Chairman of the Board.

     9.   Indemnification.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 9(a) shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 9 and the relevant provisions of the Corporation Law of the Republic of Panama and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the Republic of Panama, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

          (c) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or in or was serving at the request of the Corporation an a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by his in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Sections 9(a) and 9(b) above or under the Corporation Law of the Republic of Panama or any other provision of law.

     10. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time make, alter or repeal the by-laws of the Corporation; provided, that any by-laws may be made by the shareholders of the Corporation; and provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed by the shareholders of the Corporation.

                              TRANSITORY PROVISIONS

     11. Directors and Officers. The names and addresses of the Directors and Officers in office as of the date hereof are as follows:

NAME                   ADDRESS                      OFFICE
Micky Arison           3655 N.W. 87 Avenue          Director, Chairman of the
                       Miami, Florida  33178        Board and Chief Executive
                                                    Officer

Shari Arison           Golda Center                 Director
                       23 Shaul Hamelech Blvd.
                       Tel Aviv, Israel  64367

Maks L. Birnbach       580 Fifth Avenue             Director
                       New York, New York  10036

Richard G. Capen, Jr.  6077 San Elijo               Director
                       Rancho Santa Fe,
                       California  92067

David Crossland        Parkway Three                Director
                       Parkway Business Centre
                       300 Princess Road
                       Manchester M14 7QU
                       England

Robert H. Dickinson    3655 N.W. 87 Avenue          Director, President and
                       Miami, Florida  33178        Chief Operating Officer -
                                                    Carnival Cruise Lines

James M. Dubin         1285 Avenue of the           Director
                       Americas
                       New York, New York  10019-6064

Howard S. Frank        3655 N.W. 87 Avenue          Director, Vice Chairman
                       Miami, Florida  33178        of the Board and
                                                    Chief Operating Officer

A. Kirk Lanterman      300 Elliott Avenue West      Director
                       Seattle, Washington  98119

Modesto A. Maidique    Florida International        Director
                       University
                       Office of the President
                       University Park Campus
                       Miami, Florida  33199

William S. Ruben       40 E. 88th Street            Director
                       Apt. 10F
                       New York, New York  10128

Stuart Subotnick       215 East 67th Street         Director
                       New York, New York  10021

Sherwood M. Weiser     3250 Mary Street             Director
                       Coconut Grove, Florida  33131

Meshulam Zonis         3655 N.W. 87 Avenue          Director and Sr. Vice
                       Miami, Florida  33178        President - Operations

Uzi Zucker             245 Park Avenue              Director
                       New York, New York  10167

Gerald R. Cahill       3655 N.W. 87 Avenue          Sr. Vice President and
                       Miami, Florida  33178        Chief Financial Officer

Roderick McLeod        3655 N.W. 87 Avenue          Sr. Vice President -
                       Miami, Florida  33178        Marketing

Lowell Zemnick         3655 N.W. 87 Avenue          Vice President and
                       Miami, Florida  33178        Treasurer

Pamela C. Conover      3655 N.W. 87 Avenue          Vice President -
                       Miami, Florida  33178        Strategic Planning

Arnaldo Perez          3655 N.W. 87 Avenue          Vice President and
                       Miami, Florida  33178        Secretary

All of the above directors shall remain in office until their successors are duly elected and qualified.

     12. Registered Agent. The Registered Agent of the Corporation in Panama City, until the Board of Directors may provide otherwise, shall be Marcela de Perez, 10 Elvira Mendez Street, Interseco Building, 8th Floor, Post Office Box 7440, Panama 5, Republic of Panama.

     13. Subscription by Incorporators. The name and address of each signatory to the original Articles of Incorporation and the number of shares which each such signatory agreed to take care is as follows:

     NAME             ADDRESS                                No. of Shares
Mariano J. Oteiza     No. 8 Aquilino de la Guardia Street           1
                      Panama, R. of P.

Domingo Diaz A.       No. 8 Aquilino de la Guardia Street           1
                      Panama, R. of P.